UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2005 E-centives, Inc. (the “Company”) appointed Kamran Amjadi as Chairman of the Board of Directors and Chief Executive Officer. Mr. Amjadi, a co-founder of the Company, was the Company’s Chief Executive Officer from inception in August 1996 until he resigned in June 2004, and since then has remained involved with the Company as a consultant. The Board of Directors has unanimously determined that it is in the best interests of E-centives and its stockholders for Mr. Amjadi to rejoin the Company as Chairman and Chief Executive Officer. Mr. Amjadi’s salary and other terms of employment will be determined by the Compensation Committee of the Board of Directors.

The Company had previously transitioned the roles of its Chief Executive Officer from Mr. Amjadi to co-founder Dadi Akhavan, and its Chairman to Sean Deson. Mr. Akhavan will continue in his position as President and will assume the newly created role of Chief Marketing Officer. Mr. Deson will remain as a director of the Company.

A copy of the press release announcing Mr. Amjadi’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by E-centives, Inc., dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: April 11, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by E-centives, Inc., dated April 6, 2005.